As filed with the Securities and Exchange Commission on July 30, 1997.






                    SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C.  20549


                                 FORM 8-K

                              CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of

                     The Securities Exchange Act of 1934

                         Date of Report:  July 8, 1997
                       (Date of earliest event reported)




Commission        Registrant; State of Incorporation;   I.R.S. Employer
File Number        Address; and Telephone Number        Identification No.



  1-9130          CENTERIOR ENERGY CORPORATION             34-1479083
                  (An Ohio Corporation)
                  6200 Oak Tree Boulevard
                  Independence, Ohio  44131
                  Telephone (216) 447-3100


  1-2323          THE CLEVELAND ELECTRIC                   34-0150020
                  ILLUMINATING COMPANY
                  (An Ohio Corporation)
                  c/o Centerior Energy Corporation
                  6200 Oak Tree Boulevard
                  Independence, Ohio  44131
                  Telephone (216) 622-9800


  1-3583          THE TOLEDO EDISON COMPANY                34-4375005
                  (An Ohio Corporation)
                  300 Madison Avenue
                  Toledo, Ohio  43652
                  Telephone (419) 249-5000











This combined Form 8-K is separately filed by Centerior Energy Corporation ("Centerior"), The Cleveland Electric Illuminating Company ("Cleveland Electric") and The Toledo Edison Company ("Toledo Edison"). Centerior, Cleveland Electric and Toledo Edison are sometimes referred to collectively as the "Companies". Cleveland Electric and Toledo Edison are sometimes referred to collectively as the "Operating Companies". Information contained herein relating to any individual registrant is filed by such registrant on its behalf. No registrant makes any representation as to information relating to any other registrant, except that information relating to either or both of the Operating Companies is also attributed to Centerior.

Item 5. Other Events


1. Refinancing of Mansfield SLOBs

On July 8, 1997, $873.2 million aggregate principal amount of Secured Lease Obligation Bonds ("SLOBs") issued in 1988 were redeemed, in part, with proceeds from the private placement of secured notes issued by Cleveland Electric and Toledo Edison. The SLOBs were issued by a special purpose funding corporation in connection with financing the Operating Companies' 1987 sale/leaseback of their ownership interests in the Bruce Mansfield Generating Plant.

The text of a press release issued on July 16, 1997 describing the SLOBs refinancing follows.


                                       July 16, 1997


To the Investment Community:

     Centerior Energy Corporation took another step toward its strategic objective to reduce its financing costs by completing a major debt refinancing prior to its merger with Ohio Edison Company into a new holding company called FirstEnergy Corp.

     Attached [below] is a summary of the recently completed Bruce Mansfield trust transaction. Highlights of the transaction include:

  $ 873 million of Secured Lease Obligation Bonds (SLOB's) were refinanced

  The SLOB's were the Companies' highest coupon debt with coupons of 10.25% and 11.125%

  The transaction is expected to increase net income by approximately $12 million annually and represents a significant contribution to FirstEnergy's strategic commitment to debt reduction

              THE  CLEVELAND  ELECTRIC  ILLUMINATING  COMPANY
                       THE  TOLEDO  EDISON  COMPANY
                    BRUCE MANSFIELD - TRUST TRANSACTION


BACKGROUND
The Secured Lease Obligation Bonds (the "SLOBs") issued in 1988 in connection with the 1987 sale / leaseback financing transactions for the Bruce Mansfield fossil units were the Companies' [i.e., Cleveland Electric and Toledo Edison] highest coupon debt. Before their redemption, two tranches of SLOBs were outstanding: $280.7 million of 10.25% bonds due 2003 and $592.5 million of 11.125% bonds due 2016.

The spread between the coupon rates of the SLOBs (which were subject to call provisions) and market rates for the Companies' other debt securities had continued to widen, resulting in an attractive refinancing opportunity.

TRANSACTION
The Mansfield Capital Trust (the "Trust"), a Delaware business trust unaffiliated with the Companies, was formed to facilitate this refinancing. The Trust was funded by (1) loans from the Companies representing 94% of total capital, (2) an equity contribution by a subsidiary of the Companies (Toledo Edison Capital Corporation - TECC) representing 3% of total capital, and (3) equity contributions from unaffiliated investors representing the remaining 3% of total capital. The Trust used these funds to purchase lease notes and provide cash used to redeem the SLOBs on July 8, 1997.

The sources of the Companies' loans and TECC's equity investment were cash, short-term debt and proceeds from a secured note private placement described below. The transaction allows the Companies to capture the benefit of lower interest rates through the spread between the (1) interest rates on the Companies' loans to the Trust and return on TECC's investment, and (2) cost of funds for the Companies and TECC.

The Companies' private placement, completed June 18, 1997, consisted of secured notes (the "Secured Notes") in three tranches: (1) $220 million due 7/1/2000 @ 7.19%, 85 basis points spread to three-year Treasuries,
(2) $350 million due 7/1/2004 @ 7.67%, 115 basis points spread to seven-year Treasuries, and (3) $150 million due 7/1/2007 @ 7.13%, 58 basis points spread to ten-year Treasuries. Payment of principal and interest when due on the Secured Notes due 2007 is insured by a financial guaranty insurance policy issued by AMBAC Indemnity Corporation. The Secured Notes have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration. The Secured Notes were issued with registration rights which must be satisfied by December 1997 or interest payable on the Secured Notes will increase by .50% per annum until the holders' registration rights are satisfied.

Following is a simplified version of the accounting treatment for the transaction.
Certain assumptions are made with respect to interest rates and other amounts to facilitate discussion.

ACCOUNTING

Items                         Use                            Source
Investments In
Mansfield Capital Trust    $909,000   Long-term Debt        $720,000
                                      Cash and Short-term
                                                    Debt     189,000
Total                      $909,000   Total                 $909,000


Income Statement for 1998:   (000's)
                                                            Amount
Income from Trust *                                         $89,906
Less:
Interest Expense and Amortization of Transaction Expense ** $70,868
Pre-Tax Net Income                                          $19,038
Income Taxes at 35%                                         $ 6,663
Net Income                                                  $12,375



* Reflects interest income from the loans made by the Companies to the Trust and earnings on TECC's equity investment in the Trust.

** Interest expense on the $720,000,000 Secured Notes and short-term borrowings.

BENEFIT

The Trust produces cash flow and net income benefits for the Companies consistent with their policies of reducing interest costs through accelerating paydown of debt.

From January 1, 1997 to June 1, 1997, Centerior Energy Corporation ("Centerior") reduced fixed obligations by $53 million, including redemption of long-term debt and preferred stock and amortization of lease debt. Centerior's total reduction in fixed obligations from January 1, 1994 to June 1, 1997 was $576 million.

This transaction will result in another $153 million reduction of fixed obligations after repayment of short-term debt, bringing the total to date for 1997 to $206 million, and the total since January 1, 1994 to $729 million. The total fixed obligations reduction for the year-end 1997 is now expected to exceed $268 million, and the total from January 1, 1994 through 1997 is now expected to be at least $791 million.


2. Pending Merger with Ohio Edison. For additional information relating to this topic, see "Outlook-Pending Merger with Ohio Edison" under Item
7. Management's Discussion and Analysis of Financial Condition and Results of Operations in the Companies' Annual Report on Form 10-K for the year ended December 31, 1996 and "Pending Merger with Ohio Edison" under Item 5. Other Events in the Companies' Form 8-K Current Report dated June 11, 1997.

On July 16, 1997, the Federal Energy Regulatory Commission ("FERC") issued an order which will delay consummation of the merger of Centerior with the Ohio Edison Company ("Ohio Edison"). FERC gave the companies 15 days to elect one of two options: proceed to concurrent trial-type hearings with FERC and the PUCO, or revise the screening analysis and propose appropriate mitigation measures. The FERC order suggests that possible mitigation measures include: (1) divestiture of generation assets, (2) creation of a regional independent system operator to manage the two companies' combined transmission grids, (3) expansion of transmission capacity and (4) commitment of internal transmission capacity to alternative suppliers. The order requires a 60-day notice and comment period once the new submissions are made.

     The order also directed the companies to continue to attempt to negotiate an adequate ratepayer protection mechanism with three Pennsylvania municipalities which intervened but have not yet settled, and report to FERC within 30 days the results of those negotiations, whereupon if no settlement is reached FERC will decide the issue on the written record or set it for hearing.

     On July 30, the companies formally notified FERC of their election to revise the screening analysis and propose appropriate mitigation measures.





                                SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                    CENTERIOR ENERGY CORPORATION
                                    Registrant




                                    THE CLEVELAND ELECTRIC ILLUMINATING
                                    COMPANY
                                    Registrant




                                    THE TOLEDO EDISON COMPANY
                                    Registrant




                                By:  JANIS T. PERCIO
                                     Janis T. Percio,
                                     Secretary of each Registrant










July 30, 1997





























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